Exhibit E.2

Lima, March 24, 2015

The Republic of Peru

Ministry of Economy and Finance

Jr. Junín, 319 - Lima 1

Peru

Ladies and Gentlemen:

We have acted as legal counsel to the Ministry of Economy and Finance of the Republic of Peru (the “Republic”) in connection with the issuance and sale by the Republic of U.S.$ 545,000,000.00 aggregate principal amount of the Republic’s 5.625% U.S. Dollar - Denominated Global Bonds due 2050 (the “2050 Bonds”), pursuant to a registration statement (Nº 333-196690), as amended (the “Registration Statement”), filed with the United States Securities and Exchange Commission (the “Commission”) under Schedule B of the United States Securities Act of 1933, as amended (the “Securities Act”), as amended by Post-Effective Amendment Nº 2 thereto, the base prospectus dated October 30, 2014 (the “Prospectus”), filed with the Commission as part of the Registration Statement and the prospectus supplement dated March 19, 2015 (the “Prospectus Supplement”), as filed with the Commission pursuant to Rule 424(b)(4) under the Securities Act.

In arriving at the opinion expressed below, we have reviewed the following:

i)	the Registration Statement and the related Prospectus, as supplemented by the Prospectus Supplement;

ii)	the Fiscal Agency Agreement, dated as of February 6, 2003, as amended by Amendment Nº 1 thereto, dated as of November 21, 2003 and Amendment Nº 2 thereto, dated as of October 14, 2004 (as amended, the “Fiscal Agency Agreement”) between the Republic and JPMorgan Chase Bank, National Association (now The Bank of New York Mellon), as fiscal agent;

iii)	a copy of the 2050 Bonds in global form, as executed by the Republic;

iv)	all relevant provisions of the Political Constitution of the Republic of Peru of 1993, in particular Article 75, and all relevant laws, decrees and acts of the Republic under which the issuance of the 2050 Bonds has been authorized, included but not limited to the following:

1.	Public Sector Indebtedness Law for 2015 Fiscal Year, Law Nº 30283;

2.	Supreme Decree Nº 053-2015-EF of the President of the Republic, in force as of March 18, 2015;

3.	Ministerial Resolution Nº 108-2015-EF/52 of the Ministry of Economy and Finance of the Republic, in force as of March 18, 2015;

v)	all such other documents, instruments and rules as we have deemed to be necessary as a basis for the opinion hereinafter expressed.

In this opinion letter we refer to the documents referred to in paragraphs (i), (ii) and (iii) above as the “Agreements”.

In considering the documents listed above, we have assumed (1) the genuineness of all signatures thereto, and the authenticity of all documents sent to us as originals and the conformity with authentic original documents of all documents submitted to us as copies; (2) the power and authority of all parties other than the Republic to enter into, execute and deliver the Agreements; and (3) that all of the parties to the Agreements other than the Republic are duly organized and validly existing.

It is our opinion that under and with respect to the present laws of the Republic, the 2050 Bonds have been duly authorized, executed and delivered by the Republic and, assuming due authentication thereof pursuant to the Fiscal Agency Agreement, constitute valid and legally binding obligations of the Republic in accordance with their terms.

We hereby consent to the filing of this opinion as an exhibit to Post Effective Amendment Nº 2 to the Registration Statement of Peru and to the references to us under the heading “Validity of the Bonds” in the Prospectus Supplement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under the Securities Act or under the rules and regulations of the Commission.

We are Attorneys-at-Law in the Republic and we do not express or imply any opinion with respect to laws of any country or jurisdiction other than the Republic.

Very truly yours,

/s/ HERNÁNDEZ & CÍA. ABOGADOS

HERNÁNDEZ & CÍA. ABOGADOS

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GOVERNMENT LEGISLATION

Lima, Thursday, December 4, 2014

OFFICIAL GAZETTE EL PERUANO

LAW Nº 30283

THE PRESIDENT OF THE REPUBLIC

WHEREAS:

The Congress of the Republic

Has passed the following Law:

THE CONGRESS OF THE REPUBLIC:

Has passed the following Law:

PUBLIC SECTOR INDEBTEDNESS LAW FOR 2015 FISCAL YEAR

LAW Nº 30283

WHEREAS:

THE CONGRESS OF THE REPUBLIC OF PERU;

Has enacted the following Law:

PUBLIC SECTOR INDEBTEDNESS LAW FOR 2015 FISCAL YEAR

CHAPTER I

PURPOSE OF THE LAW

Section 1. General Law

For the purposes of this Law, references made to the Law refer to the Consolidated Text of Law 28563, General Law for the National System of Indebtedness, approved by Supreme Decree 008-2014-EF.

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Section 2. Purpose of the Law

2.1	This Law establishes the following:

a)	The maximum amount and the overall allocation of the external and internal debt operations that the Central Government can adopt for the public sector, during the Fiscal Year 2015.

b)	The maximum amount of the guarantees that the Central Government can grant or establish in the year to meet the requirements arising from the processes for the promotion of private investment and concessions.

c)	The maximum amount of the balance due at the close of the Fiscal Year 2015, for the issue of Treasury Notes.

2.2	In addition, this Law regulates other aspects contained in the General Law as well as several issues related thereto.

CHAPTER II

GENERAL PROVISION

Section 3. Commission

The annual commission is equivalent to 0,1% of the balance due of the operation. The Ministry of Economy and Finance (MEF) is authorized to collect the commission under Section 27 of the Law.

CHAPTER III

AUTHORIZED MAXIMUM AMOUNTS OF EXTERNAL AND INTERNAL DEBT OPERATIONS

Section 4. Maximum Amount of Operations

4.1	The Central Government is authorized to adopt external debt operations up to US$ 2,162,750,000 (Two Thousand One Hundred and Sixty Two Million Seven Hundred and Fifty Thousand US Dollars) to be allocated in:

a)	Economic and social sectors, up to	US$	2,132,750,000.00
b)	Support to the balance of payments, up to	US$	30,000,000.00.

4.2	The Central Government is authorized to adopt internal debt operations up to S/. 7,531,260,000.00 (Seven Thousand Five Hundred and Thirty One Million Two Hundred and Sixty Nuevos Soles) to be allocated to the following:

a)	Economic and social sectors, up to	S/.	2,826,500,000.00
b)	Support to the balance of payments, up to	S/.	3,789,100,000.00
c)	National Defense, up to	S/.	766,000,000.00.
d)	The ONP Bonds, up to	S/.	149,660,000.00.

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4.3	The Ministry of Economy and Finance (MEF) through the Bureau of Debt and Public Treasury, reporting to the Budget and General Accounts Commission of the Republic of the Peruvian Congress, is authorized to reallocate the borrowed amounts established in Subsections 4.1 and 4.2 and/or reallocate the amounts set forth in each Section, which must not exceed the total maximum amount established by this act for external and internal debt.

CHAPTER IV

DEBT OF THE REGIONAL AND LOCAL GOVERNMENTS

Section 5. Credit Rating

The favorable credit rating referred to in Section 50 of the General Law is required when the amount of the individual or accumulated operations, of the respective Regional or Local Government, with or without the guarantee of the Central Government, during the 2015 Fiscal Year, exceeds the amount of S/. 15,000,000.00.

CHAPTER IV

GUARANTEES OF THE CENTRAL GOVERNMENT WITHIN THE CONTEXT OF THE PROCEDURES FOR THE PROMOTION OF PRIVATE INVESTMENT AND CONCESSIONS

Section 6. Maximum Amount

The Central Government is hereby authorized to grant or establish guarantees to support the obligations arising from the procedures for the promotion of private investment and concessions, up to US$ 808,630,000.00 plus the Value Added Tax (VAT) or its equivalent in local currency, in accordance with the provisions set forth in Section 22, Sub-section 22.3 and Section 54, Sub-section 54.5 of the General Law.

CHAPTER VI

ISSUE OF PUBLIC TREASURY NOTES

Section 7. Issue of Public Treasury Notes

For the Fiscal Year of 2015, the maximum amount of the balance due and payable as at December 2015, for the issue of Public Treasury Notes, cannot exceed the amount of S/. 1,200,000,000.00

FINAL SUPPLEMENTARY PROVISIONS

ONE: Persons who Breach their Obligations

The companies and shareholders thereof that the State guaranteed for them to obtain funds from abroad and which, due to the breach of such obligations, have become a public debt cannot be bidders, contractors or participate in the investment promotion actions executed by the State, until they honor their debt with the State.

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TWO: Replenishment of the Funds of the International Development Association (IDA)

The proposal for the Seventeenth Round of Replenishment of Funds of the International Development Association (IDA) an entity of the World Bank Group, is hereby approved in the terms established in Resolution 234, approved on May 5, 2014 by the Board of Governors of the Association.

Within the provisions of said replenishment of funds, the Republic of Peru subscribes S/. 224,951.00 to be repaid in one single installment.

THREE: Reallocation of Shares of the International Finance Corporation (IFC)

The reallocation of shares of stock of the International Finance Corporation (IFC) is hereby approved in the terms established by Resolution 256, approved by the Board of Governors of the Corporation on March 9, 2012.

Within the scope of the reallocation of shares of stock, the Republic of Peru subscribes and pays six (6) shares for a total value of US$6,000 (Six Thousand Us Dollars) of the capital stock of the IFC, to be paid in one single (1) installment.

FOUR: Capitalization of Outstanding Balances of the Corporación Financiera de Desarrollo S.A. (COFIDE)

The capitalization of a portion of the balances due and payable by the Corporación Financiera de Desarrollo S.A. (COFIDE) to the Ministry of Economy and Finance (MEF) as at February 15, 2014 is hereby authorized, by virtue of the Agreements for the Transfer of Funds approved by Ministerial Resolutions 041-95-EF-75, 076-96-EF-75, 250-98-EF-75, 033-99-EF-75, 139-99-EF-75, 251-99-EF-75, 059-2000-EF-75 and 328-2005-EF-75.

According to the provisions set forth in Law 27170 – Act of the National Fund for the Financing of State Business Activity, COFIDE issues the shares for the capitalization authorized by this provision, in the name of the National Fund for the Financing of State Business Activity.

Furthermore, within thirty (30) days following the date of entry into effect of this Law, the Ministry of Economy and Finance (MEF) and COFIDE execute the respective Settlement Agreement.

As from the effective date of this Law, the reimbursement of the external debt operations approved by Supreme Decrees 022-95-EF, 167-95-EF, 099-98-EF, 008-99-EF, 066-99-EF, 155-99-EF, 171-99-EF and 082-2004-EF, plus the interest, commissions and other expenses related to such operations, shall be borne by the Ministry of Economy and Finance (MEF) against its budgeted funds, in each period, to service the Public Debt.

The Director General of Debt and Public Treasury, of the Ministry of Economy and Finance (MEF) is authorized to execute the documents required to implement the provisions set forth in this Law.

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FIVE: Placement of the Bond Indenture Balance Approved in Law 30116

The Ministry of Economy and Finance (MEF) through the Bureau of Debt and Public Treasury, is hereby authorized to place during the Fiscal Year 2015 the pending bond indenture balance for the issue of sovereign bonds, approved by the First Supplementary and Temporary Provision of Law 30116 – Public Sector Indebtedness Law for 2014 Fiscal Year, in the portion established to finance the execution of investment projects.

SIX: Validity

This Law enters into full force and effect on January 1, 2015.

SUPPLEMENTARY TEMPORARY PROVISIONS

ONE: Internal Issue of Bonds

The internal issue of bonds that the Central Government can execute in one or more placements, up to S/. 4,615,600,000.00 which form part of the amount of debt operations referred to in Section 4, Subsection 4.2, paragraphs a) and b) of this Law, is hereby approved. The internal issue of bonds is subject to the provisions set forth in the Regulations of the Market Creators Program and in the Regulations of Sovereign Bonds in force.

In the event that the debt amounts established in Section 4, Subsection 4.2, paragraphs a) and b) of this Law are reallocated to external (foreign) debt operations, the external issue of bonds that the Central Government can execute, in one or more placements, is hereby approved, up to the maximum amount resulting from the rearrangement of the debt amounts detailed in Section 4 herein. By Supreme Decree, endorsed by the Ministry of Economy and Finance (MEF) the amounts to be issued, the general conditions of the respective bonds, the designation of the investment bank or banks that provide structuring and placement services and the entities that provide supplementary services are established among other aspects, for the implementation of the external issue of bonds, as well as for the implementation of the internal issue of bonds referred to in the preceding paragraph, if a placement mechanism that replaces the Market Creators Program is used.

Should the conditions established in Section 20, Subsection 20.5 of the Law arise, the external or internal issue of bonds that the Central Government can execute in one or more placements, with the aim of pre-financing the requirements of the following fiscal period established in the Multiannual Macroeconomic Framework is hereby approved. The external or internal issue is subject to the provisions set forth in the preceding paragraphs.

The Ministry of Economy and Finance (MEF) must inform the Congress of the Republic of Peru of the operations outlined in paragraphs one, two and three, within the forty five (45) business days following the conclusion of said operations.

TWO: Allocation of Surplus Funds Obtained from the Issue of Bonds

The available funds of the Public Treasury are the surplus funds resulting from the placement of sovereign bonds referred to in Emergency Order 040-2009, as amended, upon conclusion of the execution of the investment projects, to be financed with such funds.

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SUPPLEMENTARY AMENDMENT

SINGLE: Amendment of Section of the Act

Section 70 of the General Law is hereby amended to read as follows:

“Section 70: Auction Program

The Bureau of Public Debt and Treasury of the Ministry of Economy and Finance (MEF) hereby approves the Program for the Auction of Public Treasury Notes, by a Resolution of the Director’s Office, in accordance with the Global Asset-Liability Management Strategy”.

This must be informed to the President of the Republic of Peru for enactment thereof.

Given in Lima, this 30th day of November, 2014.

ANA MARÍA SOLÓRZANO FLORES

President of the Congress of the Republic of Peru

MODESTO JULCA JARA

First Vice-president of the Congress of the Republic

To the Constitutional President of the Republic of Peru

WHEREFORE:

I, the President of the Republic of Peru, hereby order that it be published and enforced.

Given in the Government House in Lima on the second day of the month of December, year tow thousand fifteen.

OLLANTA HUMALA TASSO

Constitutional President of the Republic

ANA JARA VELÁSQUEZ

President of the Council of Ministers

OFFICIAL GAZETTE EL PERUANO

LEGAL RULES

Lima, Wednesday, March 18, 2015

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ECONOMY AND FINANCE

Provisions for the Issue of Bonds

SUPREME DECREE Nº 053-2015-EF

WHEREAS:

The First Supplementary Temporary Provision of Law 30283 – Public Sector Indebtedness Law for 2015 Fiscal Year, approved the external or internal issue of bonds which the Central Government can execute, in one or more placements, with the aim of pre-financing the requirements of the following fiscal year contained in the Multiannual Macroeconomic Framework, subject to the existence of the conditions contained in Section 20, Subsection 20.5 of the Consolidated Text of Law 28563 – General Law for the National System of Indebtedness approved by Supreme Decree 008-2014-EF.

Additionally, pursuant to the First Supplementary Temporary Provision referred to herein, the amounts to be issued, the general conditions of the bonds, the designation of the investment bank or banks that render restructuring and investment services and the entities that provide supplementary services, among other issues for the implementation of the external issue of bonds as well as for the internal issue of bonds referred to in the preceding paragraph are established by a Supreme Decree, endorsed by the Ministry of Economy and Finance (MEF) if a placement mechanism other than the Market Creators Program is used.

The implementation of the external or internal issue of bonds requires the counseling services of investment banks as well as other services related to the operational aspects thereof.

Likewise, Section 4 of Emergency Order 005-2014 approved an internal issue of sovereign bonds that the Ministry of Economy and Finance (MEF) through the Bureau of Public Debt and Treasury, can make in one or more placements, up to S/.3.000,000,000 (Three Thousand Million Nuevos Soles) to finance investment projects of the Central, Regional and Local Governments, prioritized by the Central Government, through the referred Ministry.

In addition, Section 4 establishes that the internal issue of bonds is subject to the provisions set forth in the Regulations of the Market Creators Program and in the Sovereign Bond Regulations in force, among other issues.

According to Subsection 3.2.4 b), penultimate paragraph of the Sovereign Bond Regulations approved by Supreme Decree 096-2013-EF, in specific cases the syndicated auction mechanisms or other methods can also be used to achieve their objectives.

In this regard, it has been deemed convenient for the internal issue of sovereign bonds, approved by Emergency Order 005-2014 to be alternatively executed under the placement mechanism entitled Bookbuilding or the preparation of a bond purchase orders book whereby the issuer allocates them, in replacement of the Market Creators Program. To this effect, the counseling services of investment banks as well as other services related to its operational aspects are required.

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Supreme Decree 033-2006-EF, as amended, approves the Procedure to Recruit Expert Legal and Financial Counseling Services within the context of Law 28563 – General Law for the National System of Indebtedness.

In application of this procedure, financial advisors of the bond issues indicated in the preceding whereas clauses have been selected and will act as placement agents of the external issue. Their recruitment must be approved to implement the issue of bonds.

Furthermore, within the provisions set forth in Section 5 of the recruitment procedures referred to herein, amended by Supreme Decree 207-2010-EF, the financial advisors have designated the entity domiciled in the country in charge of the placement of the sovereign bonds.

The contract entitled “Fiscal Agency Agreement”, as amended, approved by Ministerial Resolutions 031-2003-EF/75, N°658-2003-EF/75 and N°493-2004-EF/75, shall be used for the external issue of bonds.

In this regard, the Bureau of Public Debt and Treasury and the Legal Counseling Office of the Ministry of Economy and Finance (MEF) have issued their favorable opinion.

According to the provisions set forth in Section 118, Point 17) of the Peruvian Constitution, the Consolidated Text of Law 28563 – General Law for the National System of Indebtedness, approved by Supreme Decree 008-2014-EF, Law 30283 – Public Sector Indebtedness Law for 2015 Fiscal Year and Emergency Order 005-2014:

THE PRESIDENT OF THE REPUBLIC OF PERU HEREBY DECREES:

Section 1: Calculation of the Amounts to be Issued

1.1	Within the context of the internal and/or external issue of bonds approved by the First Supplementary Temporary Provision of Law 30283 – Public Sector Indebtedness Law for 2015 Fiscal Year and Treasury Act for the Fiscal Year 2015, designed to pre-finance the requirements of the following fiscal period, the Central Government shall make one or more placements, up to S/.1,700,000,000 (One Thousand Seven Hundred Million Nuevos Soles).

1.2	Within the context of the internal issue approved by Emergency Order 005-2014, designed to finance the public investment projects of the Central Government, the Regional and Local Governments prioritized by the Ministry of Economy and Finance (MEF) the Central Government shall make one or more placement up to S/.2,672,309,000 (Two Thousand Six Hundred and Seventy Two Million Three Hundred and Nine Nuevos Soles).

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Section 2: Internal and/or External Issue of Bonds

The implementation of the internal and/or external issue of bonds designed to pre-finance the requirements of the following fiscal period, approved within the frame of the First Supplementary Temporary Provision of Law 30283 – Public Sector Indebtedness Law for 2015 Fiscal Year, as well as the internal issue of bonds designed to finance public investment projects of the Central Government and of the prioritized Regional and Local Governments, approved by Emergency Order 005-2014, shall have the following characteristics:

2.1	Internal Issue of Bonds

a)	The provisions set forth in the Sovereign Bonds Regulations and the Market Creators Program Regulations, approved by Supreme Decree 096-2013-EF, or replacement thereof. The general characteristics of the issue of sovereign bonds being:

Responsible Unit	:	Ministry of Economy and Finance (MEF) through the Bureau of Public Debt and Treasury
Structuring Agent	:	Ministry of Economy and Finance (MEF) through the Bureau of Public Debt and Treasury
Currency	:	Nuevos Soles
Negotiability of the Bonds	:	Freely negotiable
Placement Method	:	Through one or more auctions
Registration	:	Account entry in CAVALI SA ICLV and listed in the Lima Stock Exchange

b)	Alternatively, the placement mechanism known as Bookbuilding or the establishment of a bond purchase orders book based on which the issuer allocates them, in replacement of the Market Creators Program mentioned in the previous item. The bonds shall have the following characteristics:

Issuer	The Republic of Peru
Nature	Registered credit securities represented by account entries and freely negotiable

Registration, Transfer and Custody	The ownership record of the bondholders, as well as the transfer and custody of said securities, is exclusively reflected in the account entries kept by the Accounting Records managed by CAVALI S.A. ICLV or replacement thereof. The bonds are listed in the Lima Stock Exchange.
Category	They are direct, general and unconditional obligations of the issuer. Their payment is an obligation that has the same level of priority as the unsecured or subordinated preferential debts of the issuer of the same kind.

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Type of instrument	Fixed income instrument
Financial Advisors	Deutsche Bank Securities Inc.; Morgan Stanley & CO. LLC and BBVA Securities Inc.
Placement Agents	BBVA Banco Continental S.A.
Currency	Nuevos Soles
Placement Mechanism	Through a mechanism known as Bookbuilding.
This mechanism replaces the Market Creators Program.
Amount of the Placement or Placements	The amount shall be determined by a Ministerial Resolution of the Economy and Finance Sector.
Title	Sovereign Bonds
Expiration Term	To be determined when the Bookbuilding mechanism is initiated.
Coupon Payment	Bi-annual based on 30/360 days.
Nominal Value of the Bond	S/.1,000 (One Thousand Nuevos Soles)
Payment of Principal and Interest	The principal can be paid upon expiry or reimbursable and the interests according to the established schedule of payments.
Payments are made through CAVALI S.A. ICLV
Renewable	Yes
Applicable Law	Peruvian Law
Applicable Jurisdiction	Courts and Tribunals of Peru
Rescue Option	No rescue option shall be available unless otherwise established in the first issue. The repurchase or exchange offers that may eventually be executed are not rescue options.
Segregation Option	The issued bonds include the segregation option.
Settlement Date	To be established in the offer.

2.2	External Issue of Bonds

The external issue of bonds will have the following characteristics:

Issuer	The Republic of Peru

Financial Advisors and

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Placement Agents	Deutsche Bank Securities Inc.; Morgan Stanley & CO. LLC and BBVA Securities Inc.
Amount of the Placement or Placements	The amounts shall be determined by a Ministerial Resolution of the Economy and Finance Sector.
Currency	US Dollars
Transactions	The issue of one or more global bonds in US Dollars, through the renewal of issued bonds or the issue of new bonds, which terms shall be fixed accordingly.

Placement Mechanism	Bookbuilding method
Format	Global bonds registered in the Securities and Exchange Commission of the United States of America or any other established Securities and Exchange Commission
Placements/Expiration	To be determined when the Bookbuilding mechanism is initiated.
Coupon Payment	Bi-annual based on 30/360 days or as determined by the practices of the market in which placement is made
Trading List	Luxembourg Stock Exchange
Negotiability	Subject to the restrictions of the jurisdiction in which they are negotiated
Payment of Principal	Upon expiry or reimbursable
Applicable Law	Laws of the State of New York, United States of America

Section 3: Recruitment of Services

3.1 The recruitment of Deutsche Bank Securities Inc.; Morgan Stanley & CO. LLC; and BBVA Securities Inc., as financial advisors and placement agents of the external and internal issue referred to in Section 2 of this Supreme Decree is hereby approved. The institutions were selected according to the procedure established in Supreme Decree N° 033-2006-EF, as amended.

3.2 The BBVA Banco Continental S.A. is the institution domiciled in the country, designated by the institutions mentioned in the previous item within the context of the provisions set forth in Section 5 of the procedure established in Supreme Decree 033-2006-EF, amended by Supreme Decree 207-2010-EF, to place the internal issue mentioned in Section 2 of this Supreme Decree.

3.3 Additionally, the recruitment of The Bank of New York Mellon, as the listing, transfer and paying agent in Luxembourg is hereby approved.

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Section 4: Approval of the Contracts and Issue of Documents

The contracts and documents arising from the issue of bonds, executed by virtue of this Supreme Decree shall be approved by a Ministerial Resolution of the Economy and Finance Sector.

Section 5: Debt Service

The reimbursement, interests and other expenses arising from the bonds issued in accordance with the provisions of this Supreme Decree shall be borne by the Ministry of Economy and Finance (MEF) and debited to the budgeted funds allocated to service of the public debt.

Section 6: Execution of Documents

The Director General of the Bureau of Public Debt and Treasury of the Ministry of Economy and Finance is hereby authorized to execute, on behalf, in lieu and instead of the Republic of Peru, the contracts and documents related to the internal and/or external issue of bonds referred to in Sections 2, 3 and 4 of this Supreme Decree.

Section 7: Countersigning

This Supreme Decree is countersigned by the Minister of Economy and Finance.

Given at the House of Government, in Lima this 18th day of March, 2015.

OLLANTA HUMALA TASSO

Constitutional President of the Republic of Peru

ALONSO SEGURA VASI

Minister of Economy and Finance

OFFICIAL GAZETTE EL PERUANO

LEGAL RULES

Lima, Wednesday, March 18, 2015

ECONOMY AND FINANCE

DOCUMENTS AND CONTRACTS RELATED TO THE ISSUE OF BONDS TO FINANCE THE MANAGEMENT OF THE PUBLIC DEBT, TO PRE-FINANCE THE FINANCIAL REQUIREMENTS OF THE NON-FINANCIAL PUBLIC SECTOR FOR

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THE FISCAL YEAR 2016 AND TO FINANCE THE PRIORITIZED INVESTMENT PROJECTS WITHIN THE FRAMEWORK OF EMERGENCY ORDER 005-2014 ARE HEREBY APPROVED

MINISTERIAL RESOLUTION

N°108-2015-EF/52

WHEREAS:

Section 1 of Supreme Decree 052-2015-EF approved the management of the debt, in the form of the partial and/or total repurchase and/or swap of the Global Bonds that expire in the years 2016, 2019 and 2025, up to a principal amount of US$1,777,942,000 (One Thousand Seven Hundred and Seventy Seven Million Nine Hundred and Forty Two Thousand US Dollars) as well as the Sovereign Bonds BS05MAY15, BS12AUG17, BS12AUG20 and BS2FEB29, up to a principal amount of S/.6,777,129,000 (Six Thousand Seven Hundred and Seventy Seven Million One Hundred and Twenty Nine Nuevos Soles) to be financed through the internal issue of bonds.

Section 2 of the Supreme Decree approved the internal issue of bonds, in one or more placements, up to the maximum amount required to implement the operation for the management of the public debt established in Section 1 of the Supreme Decree referred to herein.

Section 5 of the Supreme Decree establishes that the documents and contracts arising from the public debt management operation and from the issue of bonds carried out by virtue of the Supreme Decree shall be approved by a Ministerial Resolution of the Economy and Finance Sector.

On the other hand, Section 1, Subsection 1.1 of Supreme Decree 053-2015-EF establishes that within the context of the internal and/or external issue of bonds, approved by the First Supplementary Temporary Provision of Law 30283 - Public Sector Indebtedness Law for 2015 Fiscal Year, designed to pre-finance the requirements of the following fiscal year, the Central Government shall make one or more placements up to S/.1,700,000,000 (One Thousand Seven Hundred Million Nuevos Soles).

Furthermore, Section 1, Subsection 1.2 of the Supreme Decree referred to herein establishes that within the context of the internal issue approved by Emergency Order 005-2014, allocated to finance public investment projects of the Central Government and the Regional and Local Governments prioritized by the Ministry of Economy and Finance (MEF) the Central Government shall make one or more placements for up to S/.2,672,309,000 (Two Thousand Six Hundred and Seventy Two Million Three Hundred and Nine Thousand Nuevos Soles).

Section 2 of the same Supreme Decree establishes the characteristics of the internal and external bonds that will implement the issue of bonds allocated to pre-finance the requirements of the following fiscal year, approved within the provisions of the First Supplementary Temporary Provision of Law 30283 – Public Sector Debt Act for the Fiscal Year 2015, as well as the internal issue of bonds to finance public investment projects of the Central Government and the prioritized Regional and Local Governments, approved by Emergency Order 005-2014.

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In addition, Section 4 of the Supreme Decree establishes that the documents and contracts arising from the issue of bonds executed by virtue of the aforementioned Supreme Decree shall be approved by a Ministerial Resolution of the Economy and Finance Sector.

In this regard, the texts of the documents entitled “Preliminary Offering Memorandum”, “Final Offering Memorandum”, “Supplementary Preliminary Prospectus”, “Supplementary Final Prospectus” and “Offer to Purchase” , as well the contracts entitled “Purchase Agreement”, “Underwriting Agreement”, “Dealer Manager Agreement”, “Information Agent Agreement” and “Fiscal Agent, Paying Agent, Luxembourg Listing and Paying Agent Agreement” must be approved for the implementation of the public debt management operation and the internal and/or external bond issues indicated in the preceding whereas clauses.

In accordance with the provisions set forth in Supreme Decree 052-2015-EF and Supreme Decree 053-2016-EF:

IT IS HEREBY RESOLVED:

Single Article: To approve the documents “Preliminary Offering Memorandum”, “Final Offering Memorandum”, “Supplementary Preliminary Prospectus” “Final Supplementary Prospectus” and “Offer to Purchase”, as well the contracts entitled “Purchase Agreement”, “Underwriting Agreement”, “Dealer Manager Agreement”, “Information Agent Agreement” and “Fiscal Agent, Paying Agent, Luxembourg Listing and Paying Agent Agreement”, related to the bond issue allocated to finance the public debt management operation, to pre-finance the financial requirements of the Non-Financial Public Sector for the Fiscal Year 2016 and to finance the investment projects prioritized within the scope of Emergency Order 005-2014.

This Ministerial Resolution shall be recorded, notified and published.

ALONSO SEGURA VASI

Minister of Economy and Finance

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